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                                                                     Exhibit 8.1


                     [Letterhead of Shearman & Sterling LLP]


                               November 16, 2004


Macquarie Infrastructure Company Trust
600 Fifth Avenue, 21st Floor
New York, NY 10020

Macquarie Infrastructure Company LLC
600 Fifth Avenue, 21st Floor
New York, NY 10020

        Initial Public Offering of Macquarie Infrastructure Company Trust

Ladies and Gentlemen:

                  We have acted as counsel to Macquarie Infrastructure Company Trust (the "Trust") and Macquarie Infrastructure Company LLC (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-1 filed with the Commission on the date hereof (the "Registration Statement"), of which the prospectus forms a part (the "Prospectus"). The Registration Statement relates to the offering of shares representing beneficial interests in the Trust in a proposed maximum aggregate principal amount of $615,250,000 (the "Shares"). Each Share of the Trust corresponds to one member interest of the Company held by the Trust.

                  In preparing this opinion, we have examined and relied on such documents as we have deemed appropriate, including, inter alia, the Prospectus and the originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Trust and the Company and such other instruments, certificates and other documents of public officials and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

                  We have reviewed the statements set forth in the Prospectus under the captions "Prospectus Summary - The Offering - U.S. Federal Income Tax Considerations" and "Material U.S. Federal Income Tax Considerations," and hereby advise you that such statements, to the extent they constitute matters of law or legal conclusions with respect thereto, represent the opinion of Shearman & Sterling LLP as to United States federal income tax matters.


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Macquarie Infrastructure Company Trust         2               November 16, 2004
Macquarie Infrastructure Company LLC




                  We express no opinions other than those expressed herein. We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the use of our name under the heading "Material U.S. Federal Income Tax Considerations" in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                                     Very truly yours,



                                                     /s/ Shearman & Sterling LLP